Exhibit 99.1

For Further Information Contact

Eddie Northen, (404) 888-2242

FOR IMMEDIATE RELEASE

ROLLINS, INC. REPORTS FIRST QUARTER 2021 FINANCIAL RESULTS

  Total Revenue increased 9.8% for the quarter; Total Revenue less Significant Acquisitions grew 7.9%
  Residential revenues increased 14.9% for the quarter, with Termite increasing 12.2%
  Earnings Per Share of $0.19 for the quarter included $0.05 from non-recurring property disposition gains of $31.1 million
  Adjusted Earnings Per Share* of $0.14 for the quarter excluded property disposition gains

ATLANTA, GEORGIA, April 28, 2021: Rollins, Inc. (NYSE:ROL), a premier global consumer and commercial services company, reported strong unaudited financial results for its first quarter ended March 31, 2021.

The Company recorded first quarter revenues of $535.6 million, an increase of 9.8% over the prior year’s first quarter revenue of $487.9 million. Rollins’ reported net income was $92.6 million or $0.19 per diluted share for the first quarter ended March 31, 2021, compared to $43.3 million or $0.09 per diluted share for the same period in 2020. Adjusted net income* for the first quarter ended March 31, 2021 was $69.8 million or $0.14 per diluted share.

The Company, as planned, disposed of the majority of the properties received through the 2019 acquisition of Clark Pest Control of Stockton, Inc. The gain related to the disposition of these properties in the quarter ended March 31, 2021 was $31.1 million pre-tax.

Gary W. Rollins, Chairman and Chief Executive Officer of Rollins, Inc. stated, “We are extremely proud of our first quarter results and believe we are well positioned for 2021. Our employees have displayed a strong level of commitment and drive towards taking care of our customers who have shown their trust in our services throughout this pandemic. We are confident in our continued strategic growth and profitability moving forward.”

Rollins, Inc. is a premier global consumer and commercial services company. Through its family of leading brands, Orkin, HomeTeam Pest Defense, Clark Pest Control, Orkin Canada, Western Pest Services, Northwest Exterminating, McCall Service, Inc., Critter Control, The Industrial Fumigant Company, Trutech, Orkin Australia, Waltham Services, OPC Services, PermaTreat, Rollins UK, Aardwolf Pestkare, Crane Pest Control and MissQuito, the Company provides essential pest control services and protection against termite damage, rodents and insects to more than two million customers in North America, South America, Europe, Asia, Africa, and Australia from more than 700 locations. You can learn more about Rollins and its subsidiaries by visiting our web sites at www.orkin.com, www.pestdefense.com, www.clarkpest.com, www.orkincanada.ca, www.westernpest.com, www.callnorthwest.com, www.mccallservice.com, www.crittercontrol.com, www.indfumco.com, www.trutechinc.com, www.orkinau.com, www.walthamservices.com, www.opcpest.com, www.permatreat.com, www.safeguardpestcontrol.co.uk, www.aardwolfpestkare.com, www.cranepestcontrol.com, www.missquito.com and www.rollins.com. You can also find this and other news releases at www.rollins.com by accessing the news releases button.

*Adjusted amounts presented in this release are non-GAAP financial measures. See the appendix to this release for a discussion of non-GAAP financial metrics including a reconciliation of the most closely correlated GAAP measure.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS This release contains statements that may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include statements about the Company’s belief that it is well positioned for 2021 and the Company’s confidence in its continued strategic growth and profitability moving forward. The actual results of the Company could differ materially from those indicated because of various risks and uncertainties, including without limitation, the extent and duration of the coronavirus (COVID-19) pandemic and its potential impact on the financial health of the Company’s business partners, customers, supply chains and suppliers, global economic conditions and capital and financial markets, changes in consumer behavior and demand, the potential unavailability of personnel or key facilities, modifications to the Company’s operations, and the potential implementation of regulatory actions; economic and competitive conditions which may adversely affect the Company’s business; the degree of success of the Company's pest and termite process, and pest control selling and treatment methods; the Company's ability to identify and integrate potential acquisitions; climate and weather trends; competitive factors and pricing practices; the Company's ability to attract and retain skilled workers, and potential increases in labor costs; uncertainties of litigation; the results of the SEC’s investigation of the Company; and changes in various government laws and regulations, including environmental regulations. All of the foregoing risks and uncertainties are beyond the ability of the Company to control, and in many cases the Company cannot predict the risks and uncertainties that could cause its actual results to differ materially from those indicated. A more detailed discussion of potential risks facing the Company can be found in the Company's Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2020.

ROL-Fin

ROLLINS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

(in thousands)

At March 31, (unaudited)	2021	2020
ASSETS
Cash and cash equivalents	$117,322	$92,582
Trade accounts receivables, net	122,445	123,166
Financed receivables, net	22,402	22,209
Materials and supplies	32,645	21,527
Other current assets	39,229	45,346
Total Current Assets	334,043	304,830
Equipment and property, net	143,899	194,854
Goodwill	659,795	596,067
Customer contracts, net	297,288	279,361
Trademarks and tradenames, net	108,761	104,863
Other intangible assets, net	10,198	10,314
Operating lease, right-of-use assets	252,343	207,975
Financed receivables, long-term, net	38,105	33,952
Benefit plan assets	1,167	15,639
Deferred income tax assets	2,649	1,961
Other assets	28,632	21,663
Total Assets	$1,876,880	$1,771,479
LIABILITIES
Accounts payable	$66,586	$36,844
Accrued insurance, current	31,709	30,739
Accrued compensation and related liabilities	78,357	68,289
Unearned revenue	140,378	129,352
Operating lease liabilities, current	75,822	69,094
Current portion of long-term debt	18,750	12,500
Other current liabilities	96,186	71,050
Total Current Liabilities	507,788	417,868
Accrued insurance, less current portion	36,062	34,921
Operating lease liabilities, less current portion	178,508	140,152
Long-term debt	96,250	307,300
Deferred income tax liabilities	9,005	14,257
Long-term accrued liabilities	60,332	56,610
Total Liabilities	887,945	971,108
STOCKHOLDERS’ EQUITY
Common stock	492,124	491,651
Retained earnings and other equity	496,811	308,720
Total stockholders’ equity	988,935	800,371
Total Liabilities and Stockholders’ Equity	$1,876,880	$1,771,479

ROLLINS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in thousands except per share data)

(unaudited)

	Three Months Ended
	March 31,
	2021	2020
REVENUES
Customer services	$535,554	$487,901
COSTS AND EXPENSES
Cost of services provided	261,552	251,152
Depreciation and amortization	23,596	21,597
Sales, general and administrative	162,208	157,862
(Gains)/losses on sale of assets, net	(32,260)	(275)
Interest expense, net	606	2,165
	415,702	432,501
INCOME BEFORE INCOME TAXES	119,852	55,400
PROVISION FOR INCOME TAXES	27,209	12,132
NET INCOME	$92,643	$43,268
NET INCOME PER SHARE - BASIC AND DILUTED	$0.19	$0.09
Weighted average shares outstanding - basic and diluted	492,003	491,524

APPENDIX

Reconciliation of GAAP and non-GAAP Financial Measures

The Company has used the non-GAAP financial measures of adjusted net income and adjusted EPS in today's earnings release. These measures should not be considered in isolation or as a substitute for net income, earnings per share or other performance measures prepared in accordance with GAAP.

The Company uses adjusted net income and adjusted EPS as a measure of operating performance because it allows it to compare performance consistently over various periods without regard to the impact of the property disposition gains.

A non-GAAP financial measure is a numerical measure of financial performance, financial position, or cash flows that either 1) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows, or 2) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented.

Set forth below is a reconciliation of adjusted net income and adjusted EPS with net income, the most comparable GAAP measure.

(unaudited in thousands except EPS)

	Three Months Ended
	March 31,
	2021	2020	Better/ (Worse)%
Net income	$92,643	$43,268	$49,375	114.1%
Property disposition gains	(31,058)	—	(31,058)	—
Adjusted income taxes on excluded gains	8,165	—	8,165	—
Adjusted net income	$69,750	$43,268	$26,482	61.2%
Adjusted net income per share - basic and diluted	$0.14	$0.09	$0.05	55.6%
Weighted average participating shares outstanding - basic and diluted	492,003	491,524	479	0.1%

(( CONFERENCE CALL ANNOUNCEMENT ((

Rollins, Inc.

(NYSE: ROL)

Management will hold a conference call to discuss

First Quarter 2021 results on

Wednesday, April 28, 2021 at:

10:00 a.m. Eastern

9:00 a.m. Central

8:00 a.m. Mountain

7:00 a.m. Pacific

TO PARTICIPATE:

Please dial 877-407-9716 domestic;

201-493-6779 international

with conference ID of 13717965
at least 5 minutes before start time.

REPLAY: available through May 5, 2021

Please dial 844-512-2921 / 412-317-6671, Passcode 13717965

THIS CALL CAN ALSO BE ACCESSED THROUGH THE INTERNET AT

www.rollins.com

Questions?

Contact Samantha Alphonso at Financial Relations Board at 212-827-3746

Or email to salphonso@mww.com